UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 23, 2002
DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED)
ACE HARDWARE CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                2-55860                                      36-0700810
(STATE OR OTHER JURISDICTION    (COMMISSION FILE NO.)                             (IRS EMPLOYER
        OF INCORPORATION)                                                                                             IDENTIFICATION NO.)
2200 KENSINGTON COURT, OAKBROOK, ILLINOIS 60523
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
(630)-990-6600
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

          ITEM 5.    Other Events

On October 22, 2002, Ace Hardware Corporation (Ace Hardware) announced that is has signed a letter of intent with Sodisco-Howden Group Inc. (TSX:SOD) for the sale of all issued and outstanding shares of Ace Hardware Canada Limited (Ace Canada), a wholly-owned subsidiary of Ace Hardware.

Sodisco-Howden will pay Ace Hardware approximately US $10.0 million reflecting the value of inventory and receivables. Additionally, Sodisco-Howden will pay Ace Hardware for a portion of the Ace Canada net tax operating losses resulting in a net benefit in the future of up to US $3.5 million. The transaction is expected to close before the end of 2002.

Under the proposed strategic alliance that will follow the sale, Sodisco-Howden will assume all day-to-day operations of Ace Canada, and the two companies will benefit from ongoing increased buying power and shared relations in the areas of merchandising, private label products, product development, technology, training and services. Sodisco-Howden will also pay royalty fees to Ace Hardware for the exclusive use of the Ace name in Canada.

Matters discussed above may contain forward-looking statements within the meaning of the safe-harbor provisions of the Securities Exchange Act of 1934. These forward-looking statements are subject to various risks and uncertainties. Actual results may vary materially from the expectations contained therein. The factors that could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed herein may include factors that are beyond the company's ability to control or estimate precisely, such as the ultimate requirements of the company's lenders, projections about the efficiencies that may be achieved by the company's initiatives, expectations about member response to the company initiatives, estimates of future market conditions in the hardware industry, the behavior of other market participants in the industry and the actions and economic conditions in the service territories of the company's members. Other risk factors are detailed from time to time in the company's SEC reports. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this document. The company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                                                         ACE HARDWARE CORPORATION

                                                                                                        ______________________________
                                                                                                                                Rita D. Kahle
                                                                                                                        Executive Vice President

                                                                                                            (Principal Financial and Accounting
                                                                                                                  Officer, and duly authorized
                                                                                                                    Officer of the registrant)

DATE:    October 23, 2002